Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ CAROL PREST

This Notice of Articles was issued by the Registrar on: December 23, 2020 03:01 PM Pacific Time

Incorporation Number: C0908409

Recognition Date and Time: Continued into British Columbia on April 15, 2011 04:35 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:
DUESENBERG TECHNOLOGIES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 704 - 595 HOWE STREET PO BOX 35 VANCOUVER BC V6C 2T5 CANADA	SUITE 704 - 595 HOWE STREET VANCOUVER BC V6C 2T5 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 704 - 595 HOWE STREET PO BOX 35 VANCOUVER BC V6C 2T5 CANADA	SUITE 704 - 595 HOWE STREET VANCOUVER BC V6C 2T5 CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Lim, Hun Beng

Mailing Address:	Delivery Address:
21 DENAI ENDAU 3, SERI TANJONK TOKONG 10470 GEORGETOWN, PENANG MALAYSIA	21 DENAI ENDAU 3, SERI TANJONK TOKONG 10470 GEORGETOWN, PENANG MALAYSIA

Last Name, First Name, Middle Name:
WENG, LIONG FOOK

Mailing Address:	Delivery Address:
NO 5, JALAN 2M, ANGGUN 2, RAWANG 48000, SELANGOR D.E. MALAYSIA	NO 5, JALAN 2M, ANGGUN 2, RAWANG 48000, SELANGOR D.E. MALAYSIA

Last Name, First Name, Middle Name:
ONG, SEE-MING

Mailing Address:	Delivery Address:
#07 - 146 HOLLAND COURT SINGAPORE 278576 SINGAPORE	#07 - 146 HOLLAND COURT SINGAPORE 278576 SINGAPORE

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached